SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JULY 21, 2003
(To Prospectus dated June 19, 2003)


                                   CWABS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer


                    Asset-Backed Certificates, Series 2003-4

                                  -----------


--------------------------
The Class A-2
Certificates represent
obligations of the trust
only and do not                   The Class A-2 Certificates
represent an interest in
or obligation of                  o   This supplement relates to the offering of the Class A-2 Certificates of the
CWABS, Inc.,                          series referenced above.  This supplement does not contain complete
Countrywide Home                      information about the offering of the Class A-2 Certificates.  Additional
Loans, Inc.,                          information is contained in the prospectus supplement dated July 21, 2003,
Countrywide Home                      prepared in connection with the offering of the offered certificates of the
Loans Servicing LP or                 series referenced above and in the prospectus of the depositor dated June
any of their affiliates.              19, 2003.  You are urged to read this supplement, the prospectus supplement and the prospectus in full.
This supplement may be
used to offer and sell the        o   As of July 26, 2004, the certificate principal balance of the Class A-2
offered certificates only             Certificates was approximately $152,790,655.
if accompanied by the
prospectus supplement
and the prospectus.
-------------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 24, 2004

                               THE MORTGAGE POOL

         As of July 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 919 Mortgage Loans having an aggregate Stated Principal Balance of approximately $186,030,156.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                          As of August 1, 2003
                                                      -------------------------



Total Number of Mortgage Loans ..........................   919
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
      30-59 days.........................................       2.72%
      60-90 days ........................................       0.76%
      91 days or more (excluding pending foreclosures)...       0.87%
                                                                ------
      Total Delinquencies................................       4.35%
                                                                ======
Foreclosures Pending ....................................       1.52%
                                                                ------
Total Delinquencies and foreclosures pending ............       5.87%
                                                                ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Five (5) Mortgage Loans in the Mortgage Pool have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.



                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished quality mortgage loans originated or acquired and serviced by Countrywide Home Loans, Inc. A credit blemished quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

         For purposes of the following table:

         o the period of delinquency is based on the number of days payments are contractually past due.

         o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.



                                                  Delinquency and Foreclosure Experience
                                ---------------------------------------------------------------------------
                                       As of December 31, 2000                As of December 31, 2001
                                --------------------------------------  -----------------------------------
                                   Principal Balance       Percentage     Principal Balance     Percentage
                                -----------------------    -----------  ----------------------  -----------
Total Portfolio                   $10,618,065,421.51          100.00%     $16,113,058,684.95      100.00%
Delinquency Percentage
30-59 Days                      $     864,838,690.77            8.14%     $ 1,437,602,151.97        8.92%
60-89 Days                            297,082,364.46            2.80          440,975,276.56        2.74
90+ Days                              131,030,594.44            1.23          186,062,549.32        1.15
                                -----------------------    -----------  ----------------------  -----------
  Sub-Total                     $   1,292,951,649.67           12.18%     $ 2,064,639,977.85       12.81%
                                -----------------------    -----------  ----------------------  -----------
Foreclosure Rate                 $    329,284,407.33            3.10%     $   670,195,427.54        4.16%
Bankruptcy Rate                  $    147,276,258.29            1.39%     $   381,462,318.31        2.37%


                                         Delinquency and Foreclosure Experience
                                ---------------------------------------------------------------------------
                                       As of December 31, 2002                As of December 31, 2003
                                --------------------------------------  -----------------------------------
                                   Principal Balance       Percentage     Principal Balance     Percentage
                                -----------------------    -----------  ----------------------  -----------
Total Portfolio                  $ 22,769,082,711.09          100.00%     $39,058,523,423.20      100.00%
Delinquency Percentage
30-59 Days                       $  1,591,562,076.96            6.99%     $ 2,409,274,879.48        6.17%
60-89 Days                            541,119,231.96            2.38          728,740,335.77        1.87
90+ Days                              226,171,736.77            0.99          210,424,049.89        0.54
                                -----------------------    -----------  ----------------------   ----------
  Sub-Total                      $  2,358,853,045.69           10.36%     $ 3,348,439,265.14        8.57%
                                -----------------------    -----------  ----------------------   ----------
Foreclosure Rate                 $    633,348,957.76            2.78%     $   692,149,703.63        1.77%
Bankruptcy Rate                  $    551,267,050.86            2.42%     $   609,395,518.03        1.56%



                                     Delinquency and Foreclosure
                                              Experience
                                --------------------------------------
                                          As of June 30, 2004
                                --------------------------------------
                                Principal Balance          Percentage
                                ------------------         -----------
Total Portfolio                  $ 54,864,000,522.64          100.00%
Delinquency Percentage
30-59 Days                       $  3,002,543,693.60            5.47%
60-89 Days                            855,471,629.90            1.56
90+ Days                              236,162,097.09            0.43
                                 ----------------------      ---------
  Sub-Total                      $  4,094,177,420.59            7.46%
                                 ----------------------      ---------
Foreclosure Rate                 $    861,446,764.26            1.57%
Bankruptcy Rate                  $    688,299,158.77            1.25%


         Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home

Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS A-2 CERTIFICATES

         The Class A-2 Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class A-2 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal."

         As of July 26, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class A-2 Certificates was approximately $152,790,655 evidencing a beneficial ownership interest of approximately 83.06% in the Trust Fund. As of the Certificate Date, the Subordinate Certificates had an aggregate principal balance of $31,162,000 and evidenced in the aggregate a beneficial ownership interest of approximately 16.94%, respectively, in the Trust Fund. For additional information with respect to the Class A-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The July 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by the Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six- month LIBOR Mortgage Index remains constant at 1.94% per annum and the level of One-Month LIBOR remains constant at 1.61% per annum; (vi) the Pass-Through Margin for the Offered Certificates (other than the Class A-R Certificates) remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for such Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class A-2 Certificates is August 24, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the sixth- month LIBOR Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised with respect to either Loan Group as described in the Prospectus Supplement under the heading "Description of the Certificates --Optional Termination".

         Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumptio n which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Models, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Othe r factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.



                                   Percent of Certificate Principal
                                       Balance Outstanding (1)

      Percentages of the Prepayment               0%          80%            100%      120%      150%
                                                  --          ---            ----      ----      ----
      Model

           Distribution Date
           -----------------
      Initial Percent.......................     100         100             100       100       100
      August 25, 2005.......................      99          66              57        47        40
      August 25, 2006.......................      97          42              30        18         9
      August 25, 2007.......................      96          36              27        18         0
      August 25, 2008.......................      94          27              19         0         0
      August 25, 2009.......................      93          21               0         0         0
      August 25, 2010.......................      91          16               0         0         0
      August 25, 2011.......................      89           0               0         0         0
      August 25, 2012.......................      87           0               0         0         0
      August 25, 2013.......................      85           0               0         0         0
      August 25, 2014.......................      82           0               0         0         0
      August 25, 2015.......................      80           0               0         0         0
      August 25, 2016.......................      77           0               0         0         0
      August 25, 2017.......................      74           0               0         0         0
      August 25, 2018.......................      69           0               0         0         0
      August 25, 2019.......................      67           0               0         0         0
      August 25, 2020.......................      64           0               0         0         0
      August 25, 2021.......................      61           0               0         0         0
      August 25, 2022.......................      57           0               0         0         0
      August 25, 2023.......................      54           0               0         0         0
      August 25, 2024.......................      50           0               0         0         0
      August 25, 2025.......................      46           0               0         0         0
      August 25, 2026.......................      42           0               0         0         0
      August 25, 2027.......................      37           0               0         0         0
      August 25, 2028.......................      32           0               0         0         0
      August 25, 2029.......................      26           0               0         0         0
      August 25, 2030.......................      20           0               0         0         0
      August 25, 2031.......................      14           0               0         0         0
      August 25, 2032.......................       0           0               0         0         0
      Weighted Average Life in years(2)         18.26        2.53            1.86      1.35       0.97
      Weighted Average Life in years(2)(3)      18.38        2.98            2.23      1.65       1.20

      ---------------------------------------
      (1)   All numbers are rounded to the nearest whole percentage.
      (2)   Determined as specified in the Prospectus Supplement.
      (3)   To maturity.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-2 Certificates discussed under the section titled "Certain U.S. Federal Income Tax Documentation
Requirements" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Underwriter Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

         The Class A-2 Certificates are currently rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Services, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

                                 CWABS 2003-4


Summary of Loans in Mortgage Pool
(As of Calculation Date)
                                                                           Range
                                                                           -----

Total Number of Mortgage Loans                                    919
Total Outstanding Principal Balance                      $186,030,156
Average Principal Balance                                    $202,427           $5,589 to    $878,672
Weighted Average Mortgage Rate                                  7.46%            4.88% to      13.78%
Net Weighted Average Mortgage Rate                              5.41%            2.59% to      13.27%
Adjustable Rate Mortgage Loan Characteristics
           Weighted Average Gross Margin                        6.98%            3.88% to      12.09%
           Weighted Average Maximum Mortgage Rate              14.33%            8.88% to      19.28%
           Weighted Average Minimum Mortgage Rate               7.60%            4.88% to      13.28%
           Weighted Average Initial Periodic Rate Cap           2.05%            1.00% to       7.00%
           Weighted Average Subsequent Periodic Rate Cap        1.35%            1.00% to       3.00%
Weighted Average Original Term (months)                          353               120 to        360
Weighted Average Remaining Term (months)                         340               106 to        348
Weighted Average Loan-to-Value Ratio                           82.44%           16.34% to     100.00%
Weighted Average FICO Credit Score                               613





                                 CWABS 2003-4


Mortgage Loan Programs

                                Number of               Aggregate           % of Aggregate
Description                     Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
6 Months LIBOR                               1                    $54,553               0.03 %
2-Year/28-Year LIBOR                       242                $46,803,044              25.16
3-Year/27-Year LIBOR                       332                $73,903,102              39.73
FIXED 5-Year                                 8                 $1,194,768               0.64
FIXED 10-Year                                5                 $1,695,730               0.91
FIXED 15-Year                              160                $55,630,394               29.9
FIXED 20-Year                                2                    $73,906               0.04
FIXED 22-Year                               37                   $983,889               0.53
FIXED 25-Year                               72                 $3,013,480               1.62
FIXED 30-Year                                2                   $415,507               0.22
FIXED 30/15 Balloon                         58                 $2,261,782               1.22
----------------------------------------------------------------------------------------------
Total                                      919               $186,030,156                100 %

Mortgage Loan Principal Balances

Range of Mortgage Loan          Number of               Aggregate           % of Aggregate
Principal Balances ($)          Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
$0 - $25000                                 54                   $989,469               0.53 %
$25000.01 - $50000                         107                 $4,023,535               2.16
$50000.01 - $75000                         130                 $8,087,629               4.35
$75000.01 - $100000                         82                 $7,134,344               3.84
$100000.01 - $ 150000                      123                $15,153,143               8.15
$150000.01 - $ 200000                       42                 $7,068,598                3.8
$200000.01 - $ 250000                       24                 $5,254,552               2.82
$250000.01 - $ 300000                       15                 $4,113,385               2.21
$300000.01 - $ 350000                      107                $35,632,355              19.15
$350000.01 - $ 400000                      118                $44,143,216              23.73
$400000.01 - $ 450000                       64                $26,956,914              14.49
$450000.01 - $ 500000                       33                $15,683,347               8.43
$500000.01 - $ 550000                        6                 $3,132,338               1.68
$550000.01 - $ 600000                        9                 $5,142,705               2.76
$600000.01 - $ 650000                        2                 $1,207,604               0.65
$650000.01 - $ 700000                        1                   $653,133               0.35
$750000.01 - $ 800000                        1                   $775,218               0.42
$850000.01 - $ 900000                        1                   $878,672               0.47
----------------------------------------------------------------------------------------------
Total                                      919               $186,030,156                100 %
----------------------------------------------------------------------------------------------





                                 CWABS 2003-4


Mortgage Rates

Range of Mortgage               Number of               Aggregate           % of Aggregate
Rates (%)                       Mortgage Loans          Principal Balance   Principal Balance
---------------------------------------------------------------------------------------------
4.501 - 5.000                                2                   $781,147              0.42 %
5.001 - 5.500                                5                 $2,289,837              1.23
5.501 - 6.000                               26                 $9,416,475              5.06
6.001 - 6.500                               79                $30,741,064             16.52
6.501 - 7.000                              121                $44,564,393             23.96
7.001 - 7.500                               82                $24,819,211             13.34
7.501 - 8.000                               81                $17,552,528              9.44
8.001 - 8.500                               70                $12,941,389              6.96
8.501 - 9.000                               94                $11,864,547              6.38
9.001 - 9.500                               89                 $9,403,727              5.05
9.501 - 10.000                              75                 $5,888,420              3.17
10.001 - 10.500                             34                 $2,151,717              1.16
10.501 - 11.000                             97                 $4,316,096              2.32
11.001 - 11.500                             14                   $731,543              0.39
11.501 - 12.000                             12                   $551,499               0.3
12.001 - 12.500                              6                   $141,675              0.08
12.501 - 13.000                              4                    $91,517              0.05
13.001 - 13.500                              2                   $108,613              0.06
13.501 - 14.000                              1                    $25,824              0.01
6.5% - 7%                                   25                 $7,648,932              4.11
----------------------------------------------------------------------------------------------
Total                                      919               $186,030,156               100 %
----------------------------------------------------------------------------------------------

Months Remaining to Maturity

Months Remaining                Number of               Aggregate           % of Aggregate
to Maturity                     Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
1 - 120                                      2                    $73,906              0.04 %
121 - 180                                  105                 $4,855,946              2.61
181 - 300                                   72                 $3,013,480              1.62
301 - 360                                  740               $178,086,823             95.73
----------------------------------------------------------------------------------------------
Total                                      919               $186,030,156               100 %
----------------------------------------------------------------------------------------------


Loan-to-Value Ratios


Range of                        Number of               Aggregate           % of Aggregate
Loan-to-Value Ratios (%) (1)    Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
50.00 or Less                               19                 $3,085,228              1.66 %
50.01-55.00                                  5                 $1,461,886              0.79
55.01-60.00                                 17                 $3,469,334              1.86
60.01-65.00                                 23                 $4,496,044              2.42
65.01-70.00                                 78                $16,711,061              8.98
70.01-75.00                                 87                $19,495,610             10.48
75.01-80.00                                167                $42,640,310             22.92
80.01-85.00                                 88                $24,691,407             13.27
85.01-90.00                                119                $32,484,558             17.46
90.01-95.00                                 54                $11,713,127               6.3
95.01-100.00                               262                $25,781,590             13.86
----------------------------------------------------------------------------------------------
Total                                      919               $186,030,156               100 %
----------------------------------------------------------------------------------------------
(1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined
Loan-to-Value Ratio with respect to any second lien mortgage loan.


                                 CWABS 2003-4


State Distribution of Mortgaged Properties

                                Number of               Aggregate           % of Aggregate
State                           Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
Alabama                                     10                 $1,147,918              0.62 %
Arizona                                     25                 $2,645,142              1.42
Arkansas                                     3                   $243,598              0.13
California                                 276                $79,499,427             42.73
Colorado                                    16                 $3,794,927              2.04
Connecticut                                  9                 $2,417,037               1.3
Delaware                                     2                   $172,282              0.09
Washington, DC                               1                   $372,884               0.2
Florida                                     68                $12,343,766              6.64
Georgia                                     26                 $3,536,351               1.9
Hawaii                                       1                    $46,744              0.03
Idaho                                        7                   $291,961              0.16
Illinois                                    18                 $3,528,150               1.9
Indiana                                     15                 $1,426,142              0.77
Iowa                                         4                   $212,694              0.11
Kansas                                       8                   $851,318              0.46
Kentucky                                     8                   $654,902              0.35
Louisiana                                   11                   $838,560              0.45
Maryland                                     9                 $2,760,549              1.48
Massachusetts                               21                 $5,370,922              2.89
Michigan                                    59                 $6,598,119              3.55
Minnesota                                   10                 $2,815,227              1.51
Mississippi                                  7                 $1,068,381              0.57
Missouri                                    25                 $1,746,544              0.94
Montana                                      1                    $56,271              0.03
Nebraska                                     3                   $239,267              0.13
Nevada                                       4                   $490,542              0.26
New Hampshire                                5                 $1,159,979              0.62
New Jersey                                  16                 $4,518,711              2.43
New Mexico                                   3                   $708,960              0.38
New York                                    27                 $9,719,349              5.22
North Carolina                              17                 $3,093,905              1.66
Ohio                                        15                 $2,107,352              1.13
Oklahoma                                     6                   $678,990              0.36
Oregon                                      14                 $1,197,142              0.64
Pennsylvania                                10                 $1,404,842              0.76
Rhode Island                                 1                   $396,482              0.21
South Carolina                               1                    $53,880              0.03
Tennessee                                   19                 $1,791,526              0.96
Texas                                       62                $11,325,509              6.09
Utah                                         9                 $1,062,567              0.57
Virginia                                    25                 $5,647,888              3.04
Washington                                  32                 $4,908,467              2.64
West Virginia                                1                   $336,245              0.18
Wisconsin                                    8                   $429,732              0.23
Wyoming                                      1                   $319,005              0.17
----------------------------------------------------------------------------------------------
Total                                      919               $186,030,156               100 %
----------------------------------------------------------------------------------------------




                                 CWABS 2003-4


Range of FICO Credit Scores

                                Number of               Aggregate           % of Aggregate
Range of Fico Credit Scores     Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
781 - 800                                    1                    $19,299              0.01 %
761 - 780                                    6                 $1,297,734               0.7
741 - 760                                    6                   $743,661               0.4
721 - 740                                   12                 $3,147,224              1.69
701 - 720                                   19                 $3,280,287              1.76
681 - 700                                   34                 $8,298,192              4.46
661 - 680                                   60                $13,032,662              7.01
641 - 660                                  112                $25,707,001             13.82
621 - 640                                  121                $25,284,296             13.59
601 - 620                                  143                $31,130,215             16.73
581 - 600                                  140                $27,811,101             14.95
561 - 580                                   83                $18,439,354              9.91
541 - 560                                   64                $11,778,879              6.33
521 - 540                                   35                 $5,735,193              3.08
501 - 520                                   68                 $8,904,301              4.79
500 or Less                                  8                 $1,017,650              0.55
Not Available                                7                   $403,107              0.22
----------------------------------------------------------------------------------------------
Total                                      919               $186,030,156               100 %
----------------------------------------------------------------------------------------------


Types of Mortgaged Properties

                                Number of               Aggregate           % of Aggregate
Description                     Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
Single Family Residence                    726               $145,964,726             78.46 %
Planned Unit Development                   114                $28,886,402             15.53
Low Rise Condominium                        31                 $5,380,527              2.89
Manufactured Housing (1)                    36                 $2,996,421              1.61
2 - 4 Family Residence                      10                 $2,350,186              1.26
High Rise Condominium                        2                   $451,893              0.24
----------------------------------------------------------------------------------------------
Total                                      919               $186,030,156               100 %
----------------------------------------------------------------------------------------------
(1) Treated as real property.


Purpose of Mortgage Loan

                                Number of               Aggregate           % of Aggregate
Description                     Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
Refinance (Cash Out)                       517               $117,675,644             63.26 %
Purchase                                   356                $55,658,394             29.92
Refinance (Rate/Term)                       46                $12,696,117              6.82
----------------------------------------------------------------------------------------------
Total                                      919               $186,030,156               100 %
----------------------------------------------------------------------------------------------



                                 CWABS 2003-4


Occupancy Types

                                Number of               Aggregate           % of Aggregate
Occupancy Type                  Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
Owner Occupied                             901               $181,413,327             97.52 %
Non-owner Occupied                          13                 $2,970,178               1.6
Second Home                                  5                 $1,646,650              0.89
----------------------------------------------------------------------------------------------
Total                                      919               $186,030,156               100 %
----------------------------------------------------------------------------------------------



Document Types

                                Number of               Aggregate           % of Aggregate
Document Type                   Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
Full Documentation                         733               $128,826,235             69.25 %
Stated                                     181                $55,999,634             30.1
Simple                                       5                 $1,204,287             0.65
----------------------------------------------------------------------------------------------
Total                                      919               $186,030,156              100 %
----------------------------------------------------------------------------------------------



Gross Margin
(Excludes 344 Fixed Rate Mortgages)

Range of                        Number of               Aggregate           % of Aggregate
Gross Margins                   Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
3.001 - 4.000                                2                   $781,147             0.65 %
4.001 - 5.000                               21                 $8,153,026             6.75
5.001 - 6.000                               83                $30,140,942            24.96
6.001 - 7.000                              105                $31,373,854            25.98
7.001 - 8.000                               57                $13,817,059            11.44
8.001 - 9.000                              223                $28,066,766            23.24
9.001 - 10.000                              61                 $6,252,642             5.18
10.001 - 11.000                             21                 $1,778,068             1.47
11.001 - 12.000                              1                   $138,578             0.11
12.001 - 13.000                              1                   $258,619             0.21
----------------------------------------------------------------------------------------------
Total                                      575               $120,760,699              100 %
----------------------------------------------------------------------------------------------





                                 CWABS 2003-4


Subsequent Adjustment Date
(Excludes 344 Fixed Rate Mortgages)

Subsequent                      Number of               Aggregate           % of Aggregate
Adjustment Date                 Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
August-2004                                  1                    $54,553             0.05 %
November-2004                                2                   $846,977             0.7
January-2005                                 3                   $764,504             0.63
February-2005                               10                 $2,976,803             2.47
March-2005                                  13                 $2,685,330             2.22
April-2005                                  40                 $7,556,857             6.26
May-2005                                    98                $17,034,355            14.11
June-2005                                   60                $10,977,373             9.09
July-2005                                   16                 $3,960,845             3.28
October-2005                                 1                    $40,296             0.03
February-2006                                2                   $535,715             0.44
March-2006                                   4                   $604,484              0.5
April-2006                                  17                 $2,420,611                2
May-2006                                    43                 $6,734,797             5.58
June-2006                                  173                $41,831,046            34.64
July-2006                                   92                $21,736,154               18
----------------------------------------------------------------------------------------------
Total                                      575               $120,760,699              100 %
----------------------------------------------------------------------------------------------


Maxiumum Mortgage Rates
(Excludes 344 Fixed Rate Mortgages)

Range of Maximum                Number of               Aggregate           % of Aggregate
Mortgage Rates (%)              Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
8.001 - 9.000                                1                   $356,808             0.3 %
10.001 - 10.500                              1                   $366,433             0.3
11.001 - 11.500                              2                 $1,163,124             0.96
11.501 - 12.000                              6                 $2,452,950             2.03
12.001 - 12.500                             10                 $3,294,314             2.73
12.501 - 13.000                             28                 $9,081,885             7.52
13.001 - 13.500                             38                $13,866,214            11.48
13.501 - 14.000                             83                $27,457,861            22.74
14.001 - 14.500                             80                $20,739,303            17.17
14.501 - 15.000                             68                $11,565,888             9.58
15.001 - 15.500                             47                 $7,197,502             5.96
15.501 - 16.000                             73                 $8,940,804              7.4
16.001 - 16.500                             70                 $7,608,263              6.3
16.501 - 17.000                             43                 $4,320,023             3.58
17.000 - 17.500                             16                 $1,548,974             1.28
17.501 - 18.000                              4                   $415,215             0.34
18.501 - 19.000                              3                   $299,636             0.25
19.001 - 19.500                              2                    $85,501             0.07
----------------------------------------------------------------------------------------------
Total                                      575               $120,760,699              100 %
----------------------------------------------------------------------------------------------




                                 CWABS 2003-4




Initial Periodic Rate Cap
(Excludes 344 Fixed Rate Mortgages)

Initial Periodic                Number of               Aggregate           % of Aggregate
Rate Cap (%)                    Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
1                                            7                   $951,323             0.79 %
1.5                                        335                $75,358,963             62.4
2                                            6                   $675,104             0.56
3                                          225                $43,316,853            35.87
5                                            1                   $387,906             0.32
7                                            1                    $70,551             0.06
----------------------------------------------------------------------------------------------
Total                                      575               $120,760,699              100 %
----------------------------------------------------------------------------------------------


Subsequent Periodic Rate Cap
(Excludes 344 Fixed Rate Mortgages)

Subsequent Periodic             Number of               Aggregate           % of Aggregate
Rate Cap (%)                    Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
1                                          197                $37,623,470            31.16 %
1.5                                        375                $82,333,636            68.18
3                                            3                   $803,593             0.67
----------------------------------------------------------------------------------------------
Total                                      575               $120,760,699              100 %
----------------------------------------------------------------------------------------------


Minimum Mortgage Rates
(Excludes 344 Fixed Rate Mortgages)

Range of Minimum                Number of               Aggregate           % of Aggregate
Mortgage Rates (%)              Mortgage Loans          Principal Balance   Principal Balance
----------------------------------------------------------------------------------------------
5.000 or Less                                2                   $781,147             0.65 %
5.001 - 6.000                               22                 $8,387,912             6.95
6.001 - 7.000                              110                $38,844,782            32.17
7.001 - 8.000                              135                $34,582,076            28.64
8.001 - 9.000                              145                $21,404,699            17.72
9.001 - 10.000                             131                $13,998,339            11.59
10.001 - 11.000                             24                 $2,213,238             1.83
11.001 - 12.000                              4                   $463,006             0.38
12.001 - 13.000                              1                    $45,205             0.04
13.001 - 14.000                              1                    $40,296             0.03
----------------------------------------------------------------------------------------------
Total                                      575               $120,760,699              100 %
----------------------------------------------------------------------------------------------



                                  EXHIBIT 2

      THE                                                                                      Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8 West
New York, NY 10286
                                                  Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                                Series 2003-04


                                  Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------
                                          Certificate                           Pass
                              Class          Rate             Beginning       Through       Principal           Interest
  Class        Cusip       Description       Type              Balance          Rate (%)    Distribution      Distribution
---------------------------------------------------------------------------------------------------------------------------
A1           126671H33       Senior       Var-Act/360         415,334.57        1.430        415,334.57            511.44
A2           126671H41       Senior       Var-Act/360     164,838,000.00        1.630     12,047,345.23        231,368.45
 P           126671J49       Senior       Fix-30/360              100.00        0.000              0.00        323,431.07
 C           126671J31       Strip IO     Fix-30/360      198,492,835.32        0.000              0.00        563,280.12
AR           126671J98       Senior       Fix-30/360                0.00        0.000              0.00              0.00
----------------------------------------------------------------------------------------------------------------------------
M1           126671H58       Junior       Var-Act/360      12,465,000.00        1.980              0.00         21,252.83
M2           126671H66       Junior       Var-Act/360       3,462,000.00        2.220              0.00          6,618.19
M3           126671H74       Junior       Var-Act/360       6,925,000.00        3.050              0.00         18,187.74
M4           126671H82       Junior       Var-Act/360       2,770,000.00        3.500              0.00          8,348.47
M5           126671H90       Junior       Var-Act/360       2,770,000.00        4.550              0.00         10,853.01
 B           126671J23       Junior       Var-Act/360       2,770,000.00        4.800              0.00         11,449.33
----------------------------------------------------------------------------------------------------------------------------

Totals                                                    196,415,434.57                  12,462,679.80      1,195,300.65


                Certificateholder Monthly Distribution Summary

-------------------------------------------------------------------------------------------
                                                   Current                      Cumulative
                                 Total             Realized           Ending     Realized
  Class        Cusip          Distribution          Losses           Balance      Losses
-------------------------------------------------------------------------------------------
A1           126671H33          415,846.01           0.00               0.00         0.00
A2           126671H41       12,278,713.68           0.00     152,790,654.77         0.00
 P           126671J49          323,431.07           0.00             100.00         0.00
 C           126671J31          563,280.12           0.00     186,030,155.52         0.00
AR           126671J98                0.00           0.00               0.00         0.00
-------------------------------------------------------------------------------------------
M1           126671H58           21,252.83           0.00      12,465,000.00         0.00
M2           126671H66            6,618.19           0.00       3,462,000.00         0.00
M3           126671H74           18,187.74           0.00       6,925,000.00         0.00
M4           126671H82            8,348.47           0.00       2,770,000.00         0.00
M5           126671H90           10,853.01           0.00       2,770,000.00         0.00
 B           126671J23           11,449.33           0.00       2,770,000.00         0.00
-------------------------------------------------------------------------------------------
Totals                       13,657,980.45           0.00     183,952,754.77         0.00




      THE                                                                                      Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8 West
New York, NY 10286
                                                  Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                                Series 2003-04


                                  Principal Distribution Detail


----------------------------------------------------------------------------------------------------------------------------------
                                  Original          Beginning         Scheduled                        Unscheduled         Net
                                Certificate       Certificate         Principal        Accretion       Principal        Principal
Class              Cusip           Balance           Balance        Distribution       Principal       Adjustments    Distribution
----------------------------------------------------------------------------------------------------------------------------------
A1             126671H33       81,000,000.00        415,334.57       415,334.57                0              0.00       415,334.57
A2             126671H41      164,838,000.00    164,838,000.00    12,047,345.23                0              0.00    12,047,345.23
 P             126671J49              100.00            100.00             0.00                0              0.00             0.00
 C             126671J31      277,000,100.00    198,492,835.32             0.00                0              0.00             0.00
AR             126671J98              100.00              0.00             0.00                0              0.00             0.00
-----------------------------------------------------------------------------------------------------------------------------------
M1             126671H58       12,465,000.00     12,465,000.00             0.00                0              0.00             0.00
M2             126671H66        3,462,000.00      3,462,000.00             0.00                0              0.00             0.00
M3             126671H74        6,925,000.00      6,925,000.00             0.00                0              0.00             0.00
M4             126671H82        2,770,000.00      2,770,000.00             0.00                0              0.00             0.00
M5             126671H90        2,770,000.00      2,770,000.00             0.00                0              0.00             0.00
 B             126671J23        2,770,000.00      2,770,000.00             0.00                0              0.00             0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                        277,000,200.00    196,415,434.57    12,462,679.80                0              0.00    12,462,679.80
-----------------------------------------------------------------------------------------------------------------------------------



                                  Principal Distribution Detail

------------------------------------------------------------------------------------------------
                                       Current            Ending               Ending
                                      Realized        Certificate          Certificate
Class              Cusip                Losses           Balance               Factor
------------------------------------------------------------------------------------------------
A1             126671H33                 0.00               0.00         0.00000000000
A2             126671H41                 0.00     152,790,654.77         0.92691402935
 P             126671J49                 0.00             100.00         1.00000000000
 C             126671J31                 0.00     186,030,155.52         0.67158876665
AR             126671J98                 0.00               0.00         0.00000000000
-----------------------------------------------------------------------------------------------
M1             126671H58                 0.00      12,465,000.00         1.00000000000
M2             126671H66                 0.00       3,462,000.00         1.00000000000
M3             126671H74                 0.00       6,925,000.00         1.00000000000
M4             126671H82                 0.00       2,770,000.00         1.00000000000
M5             126671H90                 0.00       2,770,000.00         1.00000000000
 B             126671J23                 0.00       2,770,000.00         1.00000000000
-----------------------------------------------------------------------------------------------
Totals                                   0.00     183,952,754.77
-----------------------------------------------------------------------------------------------




      THE                                                                                      Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8 West
New York, NY 10286
                                                  Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                                Series 2003-04


                                  Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
               Beginning          Pass              Accrued         Cumulative                      Total            Net
               Certificate      Through             Optimal           Unpaid         Deferred      Interest      Prepayment
Class           Balance           Rate (%)          Interest        Interest         Interest        Due       Int Shortfall
----------------------------------------------------------------------------------------------------------------------------------
A1              415,334.57        1.430000            511.44             0.00            0.00       511.44              0.00
A2          164,838,000.00        1.630000        231,368.45             0.00            0.00   231,368.45              0.00
 P                  100.00        0.000000              0.00             0.00            0.00         0.00              0.00
 C          198,492,835.32        0.000000              0.00             0.00            0.00         0.00              0.00
AR                    0.00        0.000000              0.00             0.00            0.00         0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
M1           12,465,000.00        1.980000         21,252.83             0.00            0.00    21,252.83              0.00
M2            3,462,000.00        2.220000          6,618.19             0.00            0.00     6,618.19              0.00
M3            6,925,000.00        3.050000         18,187.74             0.00            0.00    18,187.74              0.00
M4            2,770,000.00        3.500000          8,348.47             0.00            0.00     8,348.47              0.00
M5            2,770,000.00        4.550000         10,853.01             0.00            0.00    10,853.01              0.00
 B            2,770,000.00        4.800000         11,449.33             0.00            0.00    11,449.33              0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals      196,415,434.57                        308,589.46             0.00            0.00   308,589.46              0.00
----------------------------------------------------------------------------------------------------------------------------------



                      Interest Distribution Detail

------------------------------------------------------------------------------
               Beginning           Unscheduled
               Certificate           Interest            Interest
Class           Balance             Adjustment             Paid
------------------------------------------------------------------------------
A1              415,334.57            0.00                511.44
A2          164,838,000.00            0.00                231,368.45
 P                  100.00            0.00                323,431.07
 C          198,492,835.32            0.00                563,280.12
AR                    0.00            0.00                0.00
------------------------------------------------------------------------------
M1           12,465,000.00            0.00                21,252.83
M2            3,462,000.00            0.00                6,618.19
M3            6,925,000.00            0.00                18,187.74
M4            2,770,000.00            0.00                8,348.47
M5            2,770,000.00            0.00                10,853.01
 B            2,770,000.00            0.00                11,449.33
------------------------------------------------------------------------------
Totals      196,415,434.57            0.00                1,195,300.65
------------------------------------------------------------------------------






      THE                                                                                      Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8 West
New York, NY 10286
                                                  Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                                Series 2003-04


                                         Current Payment Information
                                              Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------
                             Original        Beginning Cert.                                             Ending Cert.        Pass
                            Certificate         Notional          Principal               Interest         Notional         Through
Class        Cusip            Balance           Balance          Distribution         Distribution         Balance        Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
A1           126671H33     81,000,000.00        5.127587284       5.127587284          0.006314054       0.000000000      1.430000
A2           126671H41    164,838,000.00    1,000.000000000      73.085970650          1.403611111     926.914029350      1.630000
 P           126671J49            100.00    1,000.000000000       0.000000000  3,234,310.700000000   1,000.000000000      0.000000
 C           126671J31    277,000,100.00      716.580374231       0.000000000          2.033501517     671.588766647      0.000000
AR           126671J98            100.00        0.000000000       0.000000000          0.000000000       0.000000000      0.000000
----------------------------------------------------------------------------------------------------------------------------------
M1           126671H58     12,465,000.00    1,000.000000000       0.000000000          1.705000000   1,000.000000000      1.980000
M2           126671H66      3,462,000.00    1,000.000000000       0.000000000          1.911666667   1,000.000000000      2.220000
M3           126671H74      6,925,000.00    1,000.000000000       0.000000000          2.626388889   1,000.000000000      3.050000
M4           126671H82      2,770,000.00    1,000.000000000       0.000000000          3.013888889   1,000.000000000      3.500000
M5           126671H90      2,770,000.00    1,000.000000000       0.000000000          3.918055556   1,000.000000000      4.550000
 B           126671J23      2,770,000.00    1,000.000000000       0.000000000          4.133333333   1,000.000000000      4.800000
----------------------------------------------------------------------------------------------------------------------------------
Totals                    277,000,200.00      709.080479256      44.991591342          4.315161686     664.088887914
----------------------------------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8 West
New York, NY 10286
                                                  Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                                Series 2003-04


Pool Level Data

Distribution Date                                                                                                          7/26/04
Cut-off Date                                                                                                                7/1/03
Determination Date                                                                                                          7/1/04
Accrual Period 30/360                                 Begin                                                                 6/1/04
                                                      End                                                                   7/1/04
Number of Days in 30/360 Accrual Period                                                                                         30

Accrual Period Actual Days                            Begin                                                                6/25/04
                                                      End                                                                  7/26/04
Number of Days in Actual Accrual Period                                                                                         31


---------------------------------------------------------------------
                Collateral Information
---------------------------------------------------------------------
Group 1

Cut-Off Date Balance                                                                                                277,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                                   198,492,835.32
Ending Aggregate Pool Stated Principal Balance                                                                      186,030,155.52

Beginning Aggregate Certificate Stated Principal Balance                                                            196,415,434.57
Ending Aggregate Certificate Stated Principal Balance                                                               183,952,754.77

Beginning Aggregate Loan Count                                                                                                 984
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 65
Ending Aggregate Loan Count                                                                                                    919

Beginning Weighted Average Loan Rate (WAC)                                                                               7.484814%
Ending Weighted Average Loan Rate (WAC)                                                                                  7.463410%

Beginning Net Weighted Average Loan Rate                                                                                 5.487385%
Ending Net Weighted Average Loan Rate                                                                                    5.470941%

Weighted Average Maturity (WAM) (Months)                                                                                       348

Servicer Advances                                                                                                        84,773.07

Aggregate Pool Prepayment                                                                                            12,167,363.39
Pool Prepayment Rate                                                                                                   53.5999 CPR



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8 West
New York, NY 10286
                                                  Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                                Series 2003-04



Certificate Account

Beginning Balance                                                                                                             0.00

Deposit
Payments of Interest and Principal                                                                                   13,563,270.20
Liquidation Proceeds                                                                                                     89,832.24
All Other Proceeds                                                                                                            0.00
Other Amounts                                                                                                                 0.00
                                                                                                                     --------------
Total Deposits                                                                                                       13,653,102.44


Withdrawals
Reimbursement of Servicer Advances                                                                                            0.00
Payment of Master Servicer Fees                                                                                          72,351.48
Payment of Sub Servicer Fees                                                                                              2,182.43
Payment of Other Fees                                                                                                     2,182.43
Payment of Insurance Premium(s)                                                                                               0.00
Payment of Personal Mortgage Insurance                                                                                  244,019.56
Other Permitted Withdrawal per the Pooling and Service Agreement                                                              0.00
Payment of Principal and Interest                                                                                    13,657,980.46
                                                                                                                     -------------
Total Withdrawals                                                                                                    13,978,716.35

Ending Balance                                                                                                         -323,431.48


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                10,353.87
Compensation for Gross PPIS from Servicing Fees                                                                          10,353.87
Other Gross PPIS Compensation                                                                                                 0.00

Total Net PPIS (Non-Supported PPIS)                                                                                           0.00




      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8 West
New York, NY 10286
                                                  Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                                Series 2003-04



Master Servicing Fees Paid                                                                                               72,351.48
Insurance Premium(s) Paid                                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                                   244,019.56
Other Fees Paid                                                                                                           2,182.43
                                                                                                                        -----------
Total Fees                                                                                                              318,553.46


----------------------------------------------------
                Delinquency Information
----------------------------------------------------




Group 1
-------

Delinquency                                      30-59 Days           60-89 Days               90+ Days                  Totals
-----------                                      ----------           ----------               --------                  ------
Scheduled Principal Balance                    4,477,637.74         1,319,314.14           1,753,092.17               7,550,044.05
Percentage of Total Pool Balance                  2.406942%            0.709194%              0.942370%                  4.058505%
Number of Loans                                          25                    7                      8                         40
Percentage of Total Loans                         2.720348%            0.761697%              0.870511%                  4.352557%

Foreclosure

Scheduled Principal Balance                            0.00           897,843.19             468,241.04               1,366,084.23
Percentage of Total Pool Balance                  0.000000%            0.482633%              0.251702%                  0.734335%
Number of Loans                                           0                    7                      7                         14
Percentage of Total Loans                         0.000000%            0.761697%              0.761697%                  1.523395%

Bankruptcy
----------

Scheduled Principal Balance                            0.00            61,646.09             887,362.12                 949,008.21
Percentage of Total Pool Balance                  0.000000%            0.033138%              0.476999%                  0.510137%
Number of Loans                                           0                    1                      5                          6
Percentage of Total Loans                         0.000000%            0.108814%              0.544070%                  0.652884%

REO

Scheduled Principal Balance                            0.00                 0.00             962,569.88                 962,569.88
Percentage of Total Pool Balance                  0.000000%            0.000000%              0.517427%                  0.517427%
Number of Loans                                           0                    0                      5                          5
Percentage of Total Loans                         0.000000%            0.000000%              0.544070%                  0.544070%



                                                                        Page 3


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8 West
New York, NY 10286
                                                  Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                                Series 2003-04



Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                  35,803.04
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                   139,454.04




-----------------------------------------------------
                Reserve Fund Information
-----------------------------------------------------

Principal Reserve Account
-------------------------

Beginning Balance                                                                                                           100.00
Deposits                                                                                                                      0.00
Accrued Interest                                                                                                              0.00
Withdrawals                                                                                                                   0.00
Ending Balance                                                                                                              100.00



----------------------------------------------------
                Subordination Detail
----------------------------------------------------

Overcollateralization Amount                                                                                          2,077,500.75
Overcollateralization Target Amount                                                                                            YES
Has Trigger Event Occurred                                                                                                    0.00


----------------------------------------------------
                Miscellaneous Details
----------------------------------------------------

Prepayment Penalties                                                                                                    323,431.07
Radian Premium                                                                                                          244,019.56






                                                                        Page 4
